U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 16, 2011

GLOBAL IMMUNE TECHNOLOGIES, INC.
(Exact Name of registrant as specified in its Charter)

Wyoming	0-30520	98-05327255
(State of Incorporation)	Commission File No.	(IRS Employer
Identification No.)

2809 Great Northern Loop, Suite 100, Missoula, MT	59808-1749
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, (406) 558-4947

(Registrant’s former name and address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

SECTION 1. Registrant’s Business and Operations

None

SECTION 2. Financial Information

None

SECTION 3. Securities and Trading Markets

None

SECTION 4. Matters Related to Accountants and Financial Statements

None

SECTION 5. Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 16, at a meeting of the board of directors, Mr. Christoph Ehses was elected to the board of directors and appointed him as the Chief Technical Officer (CTO) This election increases the size of the board to three. Mr. Ehses, studied electronics at Ruhr University Bochum. In the 80´s he was CEO and head of development at Audiovector, a company specializing in High-End Loudspeakers. In the 90´s Mr. Ehses was CEO of E-trade, an IT wholesaler with an international supply chain, specializing in CPU, RAM and HDD´s. Since 2003 Christoph has been working on Renewable Energy, Construction and a Project dealing with a Sustainable Underwater Turbine. He has been Project Manager for several Wind Parks in Turkey and since 2008 he is Co-developing the Heat Pump System with our JV partner IAT, and working on supply chain for Parts and Components for our Hybrid Solar System.

Mr. Ehses, will be paid for his services through RENON, our previously announced joint venture with partner,Institute of Applied Technology.

SECTION 6. [Reserved]

N/A.

SECTION 7. Regulation FD

None

SECTION 8. Other Events

None

SECTION 9. Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Immune Technologies, Inc.
Dated: March 16, 2011

By: Donald L. Perks
Title: Director & President